EXHIBIT 10.1

English Translation

Tianjin Shunli Enterprise Co., Ltd.

Henan Zhongpin Food Share Co., Ltd.

Assets Lease Agreement

6th of September, 2007

Lease Agreement

Party A (lessor): Tianjin Shunli Enterprise Co., Ltd.

Address: Southern Section of Chunxi Road, Economic Development Zone, Tianjin City, Jinghai County

Legal Representative: Guo Youli

Title: Chairman of the Board

Party B (lessee): Henan Zhongpin Food Share Co., Ltd.

Address: 21 Changshe Road, Changge City, Henan Province

Legal Representative: Zhu Xianfu

Title: Chairman of the Board

Whereas.

Through holding a shareholder’s meeting on the 10th of August, 2007, Party A agreed to lease its assets to Party B under this agreement. Party B held a Board of Directors meeting on the10th of August, 2007 and agreed to lease Party A’s assets. In order to use the production capacity of Party A’s equipment to maximize the economic benefits for both parties and create a win-win situation, Party A and Party B agreed to enter into this agreement and carry it out as follows according to “The Economic Contract Law of the People's Republic of China,” and other related laws and regulations :

Section One   Basic Conditions of Lease

1. Location of Lease:

The facility is located at Southern Section of Chunxi Road, Economic Development Zone, Tianjin City, Jinghai County.

2. Scope of Lease:

Party A owns live pig slaughtering, cutting, refrigeration and cold storage equipment and also has workshops, office buildings, workshops for preparing food, dining-rooms, guard houses, and some buildings that serve as both office buildings and domicile. The equipment includes but is not limited to water and electricity, a dirt-discharge facility, abattoir, logistics, dwelling house, office building and other establishments, manufacturing instruments, lands related to the above lease, a boundary wall and so forth.

However, the following assets: (1) The second floor for the office and domicile and its office equipment is not included.(2) Since the office building, which is not completed, has not been leased, Party A shall not lease it . When Party B needs to use it, Party A may retain the third-floor and Party A can use other parts of the building free of charge. (3) The building shall be available for use within three months after the agreement has been entered into.

The above assets are based on the “Lease List” attached to this agreement.

1. Function and Purpose of Lease

Slaughter and processing for pig purchase, refrigeration and sales.

If Party B needs to renovate and expand any part of the facilities, such construction will be performed under the premise of protecting the assets of Party A and improving its efficiency; Party A shall cooperate and Party B shall assume all expenses. If Party B needs to change the functionality in use of any facility, it is necessary for Party A to agree to any such changes. The expenses attributed to changing such functionality will be assumed by Party B.

Section Two   Delivery Standard of Lease

1.The delivery standard of the lease means the standard with which the lessor delivers the lease to the lessee.

2. The manufacturing equipment shall operate as in its standard condition without deformity and damage and the Lease List shall have a clear indication of age, place of production, brand and so forth.

3. The buildings and equipment shall work well as in their standard condition and the Lease List shall contain a clear indication of quality, condition, year of purchase, place of production, brand and so on.

Section Three   Lease Term

1. Both Party A and Party B agree that the term for the above lease will be three years from the 19th of September, 2007 to the 18th of September, 2010.

2. If Party B needs to continue leasing the assets after the lease’s expiration, Party B shall give written notice to Party A one month before such expiration. After receiving such notice, Party A shall notify Party B in writing whether it agrees to continue leasing the assets to Party B. Through negotiation, the two parties can agree to renew the contract.

3. During the lease and after its expiration, if a third party needs to lease or purchase the leased assets from Party A, Party B shall have priority under the same conditions.

Section Four   Rent Terms and Payment Methods

1. Rent standard: Party B shall pay ¥5,600,000 per year for leasing the assets of Party A and total rent expenses for the three years shall be ¥16,800,000.

2. The first rent payment due under the lease shall be prepaid, i.e. ¥2,000,000 shall be prepaid within 15 days after entering into this agreement. Thereafter, the rent shall be paid once quarterly at the beginning of the quarter, that is, within the lease term, the next quarter’s rent of ¥1,400,000 shall be paid by the end of the last quarter of this fiscal year. The rent shall be paid directly from the prepaid funds. However, when the prepaid funds are not enough to pay the next term’s rent, Party B shall pay according to the terms of the agreement.

3. If Party B pays the rent according to the agreement, Party A shall send a normal invoice 7 days before such rent is due. Party B shall telegraph money to the account(s) appointed by Party A.

Section Five   Delivery of Lease

1.  Within 10 days after entering into the agreement, Party A shall provide the list of leased assets to Party B and the two parties shall approve the first test of the leased assets.

2. After the first test of the leased assets, Party A shall bring forward the equipment and establish which items are subject to quality problems so that Party B may repair or acquire them within three days for the purpose of the lease agreement.

3. Within 15 days of entering into the agreement, Party A shall deliver the leased assets to Party B for its use. If the date does not disagree with the beginning date of the lease term, this date shall be regarded as the beginning date of the lease term. The end date of the lease term shall be adjusted accordingly.

4. When delivering the lease, both parties shall sign or seal their names to the Lease List. At the time of delivery, the time of delivery marks the dividing point between the use occupied by lease management and related responsibilities.

5. If Party A delivers equipment with quality problems or flaws to Party B, Party B can refuse to accept it and remove the goods from the list. However, if such equipment influences Party B in realizing the purpose of the agreement, Party A shall be responsible to repair it to its normal standard for use. If Party A delays in making such repair, Party B can repair it by itself or ask a third-party to repair it to its normal standard of use. The expenses caused by such repair shall be assumed by Party A and directly deducted from the outstanding rent.

Section Six   Repair, Maintenance and Management of the Leased Assets

1. Party B shall be responsible for repair, maintenance and management of the lease daily, the management scope includes the affiliated establishments and land related to lease; Party B shall assume the management expenses while Party A has the right to supervise and check it.

2. Party B shall be responsible for discovering hidden problems in time to prevent risks from occurring.

3. Party A shall be responsible for any equipment repair and acquirement which results from any normal deterioration of the leased equipment, when such deterioration results in such equipment needing to be replaced due to normal use and other non man-made factors, including but not limited to earthquake and so forth, and Party A shall assume such related expenses.

4. Party A shall be responsible for “Overhaul” expenses during the lease. Overhaul expenses refer to repairs of any one piece of equipment or building which requires in excess of 10,000 yuan to repair. When estimated repair expenses for any single piece of equipment or building are more than 10,000 yuan, Party B shall notice Party A in writing and both parties shall confirm the repair and maintenance parts. However, Party A must not delay to repair them without reason, otherwise, Party B can postpone the rent term in terms of the delayed time or deduct related rent; Party B will assume all maintenance expenses under 10,000 yuan.

5. Party A shall be responsible for, and assume any related expenses to, the annual survey and audit of the assets in order to guarantee the normal use during the lease.

6. If during the lease, some low value articles, such as Iron Box, or other articles without repair value, cannot be used any more, Party B shall deliver them to Party A. Therefore, Party A shall deal with related procedures and Party B shall be no longer responsible for those items.

7. During the lease, Party B shall be responsible for the safety and management of lease assets of Party A except for undelivered assets; some public establishments used by both parties, such as roads, stairs and assembly room and so on, which establishments shall be managed by the Party who utilizes the space more than the other while the other party shall cooperate. However, the managing party shall not refuse to allow the other party use unreasonably.

Section Seven   Management of Consumable Energy Sources, Raw Materials, Low-Value Consumption Goods, Work Tool, Parts and Accessories

1. On the day when Party A delivers the lease assets to Party B, Party A shall verify and hand over the consumable energy sources, including water, electricity and gasoline. Party A shall be responsible for the expenses before verification while Party B shall be responsible for the costs after verification.

2. Party B can purchase the present materials and low-value consumption goods from Party A with a one-off payment according to the current marketing prices; however Party A can keep and deal with them if both parties cannot reach agreement.

3. When Party A hands over the work tools and parts and services purchased by itself, it is necessary to give a clear indication of place of production, names, brands, years used and purchase prices; after rescission or termination of the agreement, Party B shall return any destroyed and used equipment in equal quality and quantity or compensate in terms of the prices purchased by Party A.

4. All accessories provided free of charge, including but not limited to instruction, blueprints, work tools, parts and so forth will be taken handed over at one time and any registration free of charge by Party A must not be hidden or destroyed.

Section Eight   Creditor’s Rights and Liabilities

1. Since it is a lease agreement and Party A and B both are independent companies, the rights and liabilities of both parties at the time of contract shall have no relation to the lease of assets and Party A and B shall not be responsible for each other’s creditor’s rights and liabilities.

2. If any rights and liabilities are assumed by either party during the term of lease, each shall take their respective responsibilities and the other Party shall not take related responsibility and will not also assume any additional duties due to the termination of the agreement.

Section Nine   Labor Employment

1. Since the agreement is a lease and Party A and B are both independent companies, Party B shall not be responsible for former employees of Party A; Party B can hire new employees publicly in terms of national laws and regulations, however, under the same condition, the former employees can be chosen according to their achievement and capability; after former employees are hired by Party B, their salaries and benefits will be consistent to those of other employees hired publicly.

2. Party A shall take charge to deal with any problem before transfer of the employees. Party B shall not be responsible for that.

3. Party B shall preside over the safety of all employees, salaries, benefits and expenses independently while Party A shall have no responsibility for those items.

Section Ten   Return of Lease

1. After the agreement is rescinded or terminated, Party B shall be responsible for the rights and duties caused by him during the lease, settle all payable expenses and return the lease within 20 days.

2. According to the “Lease List,” Party B shall submit the return report to Party A in writing within three days after rescission or termination of the agreement. Party A shall verify the return lease within seven days after it has been returned. If the return of the lease is not verified by Party A after more than seven days, Party B shall be considered to have carried out his duty in terms of the agreement.

3. After the lease assets are verified by both parties, Party B shall repair or purchase the lost and destroyed equipment and establishment brought forward by Party A within three days in order to guarantee the assets of Party A are in good condition.

4. During the lease, the assets purchased by Party B shall belong to Party B. After rescission or termination of the agreement; Party B can may offer the items at reasonable prices to Party A or take them for itself. However, Party B shall remove any of its own equipment or structures which it set up on the premise so long as it does not influence the security, function or cause any damage from such removal.

Section 11   Lease cooperation

1. Party A shall assist Party B in completing registration before Party B sets up Tianjin Zhongpin Food Co., Ltd.; this agreement shall be implemented by Tianjin Zhongpin Food Co., Ltd. which is wholly-owned by Party B.

2. Tianjin Zhongpin Food Co., Ltd., which is wholly-owned by Party B, shall use Party A’s lease objectives, and shall run its business accordingly. Party B shall operate its business independently, check accounts independently, and take on full responsibility for the success of its business.

3. Party A shall freely provide records containing the provisions of all of the current raw materials and subsidiary materials with its customers and with some other public relations which are good for Party B’s business and operations.

4. Party A shall pay for fees including test fees, water, water quality testing fees and all other official fees and various taxes incurred during the production and operation period; Party B shall also pay for the physical examination fees of its staff during the cooperation period; During the lease period, pollution discharge fees shall be paid by Party A assuming the amount owed is 8,000 RMB or less per quarter, but Party B shall pay for the fees which exceed 8,000 RMB per quarter.

5. During the lease period, the carcass meat and red meat produced by Party B shall be sold under the “Shun Li” brand owned by Party A, while the cut meat can be sold under Party B’s brand; Party A shall be responsible for maintaining market order and management. The carcass meat, red meat and cutting meat are sold in the northeast and Tianjin area.

6. Party A can authorize Party B to use the “Shun Li” brand freely with 7 days after signing the contract and registering with the business administration. The authorized term is the same as the lease term and Party B shall use equipment and facilities owned by Party A to produce carcass meat.

7. The packaged carcass meat is sold under the “Shun Li” brand is designed, produced and the package fees paid by Party B.

8. If both Parties get governmental allowance, such allowance shall be shared at the ration of Party A 1: Party B 2, that is, Party A shares 1/3 while Party B shares 2/3. The share distribution automatically terminates when this policy terminates.

9. Obtaining government allowance is the responsibility of Party A with assistance provided by Party B. The fees incurred shall be taken by Party A, but shouldn’t be offset by the allowance. Party A shall pay the allowance to Party B directly on the second day of obtaining the allowance, not including any offset of rent approved by Party B.

10. During the lease term, Party A is responsible for reporting, communicating and coordinating with the local government and governmental functional departments to ensure Party A enjoys the same or better favorable policies than Party B enjoys (including but not limited to examination fees); and ensure that Par B has good security and external environment.

11. During the lease period, Party A shall make efforts to get funds support from local government and functional departments to put into related programs.

Section 12    Party A’s Rights and Obligations

1. Party A has the right to sign the contract and shall be bound by it after the contract takes effect.

2. Party A shall have the right to demand Party B to pay rent according to the agreed amount and mode

3. Party A shall maintain all ownership rights in the leased property. Party A shall ensure Party B’s integrity and security of the leased property.

4. Party A pledges the leased property ownership belongs to Party A and that it of hasn’t rented its use rights out to a third Party.

5. Party A guarantees there is no disagreement on ownership and shall not affect Party B's normal production and operation activities due to Party A’s reasons.

6. Party A pledges that in the lease term, Party A shall not place any new limitations regarding other rights.

7. Party A pledges, in the lease terms, it won’t affect Party B’s business due to being an original holder of the leased property or exercise its mortgage right or use arbitration or other enforcement rights.

8. Party A pledges the dated of the termination date of this agreement, the leased property shall be available for use.

9. Party A pledges not to intervene in Party B’s formal business and operation.

10. Assist Party B in petitioning the local government to strictly put favorable policies, coordinate and handle various social relationships during the term of the contract.

11. Party A agrees that Party B can use Party A’s registration number for exportation and product certifications, and assistant manage products exportation procedures, Party B pays the fees incurred during the procedures of products exportation; Party B shall guarantee production and business management are operated according to the standard requirements.

12. During the lease term, Party A can’t engage in the same production as Party B in the Tianjin administrative area.

13. Assist Party B conduct normal production and operations on the date of entry.

Section 13    Party B’s Rights and Obligations

1. Party A has right to sign the contract and shall be obliged after the contract takes effect.

2. Party B shall pay for the rent to Party A timely; if a third party controls the leased property that results in Party B being unable to use or get proceeds from the leased property, Party B has right to lessen rent or refuse to pay.

3. Party B pledges not to engage in illegal activities on the leased property.

4. Party B is responsible for the maintainance and protection of the leased property; After gaining the consent of Party A, Party B could change or add other property, and conduct the technical changes or production line adjustments, but the added property shall belong to Party B.

5. Party B shall use the leased property according to this agreement, and as the leased property incurs normal deterioration, Party B shall not responsible for such deterioration.

6. During lease terms, Party B shall not be able to sell, rent, and give guarantee, or mortgage leased property.

7. If Party B engages in business activities which may result in property and health damage, Party B shall assume liability.

8. The products produced by Party B shall be offered to Party A with priority at the same market price.

9. Party B shall pay the taxes which are involved in the business.

10. Party B shall protect the property well during the lease, Party B shall pay the repair fees in the event of damage Party A’s property.

Section 14    Breaching Obligations

1. In the event that Party A fails to deliver the lease to Party B or Party B fails to return the lease to Party A during the leasing period according to the Agreement, the defaulting party shall pay 50,000 yuan to the observant party per day for such delay.

2. In the event that Party B fails to pay rent during the leasing period according to the Agreement, Party B shall pay a defaulting penalty in the amount of 1.5‰ of the part of the deferred rent per day.

3. Once the mortgagee of the leasehold exercises the lien that affects Party B’s normal operation resulting from litigation or arbitration, Party A shall pay the penalty with the amount between 50,000 to 100,000 yuan to Party B; Party A shall pay the penalty as much as twice of the rent for the discontinuance period resulting from the discontinuance of the leasing agreement; for the result of the discontinuance of the leasehold agreement, Party A shall pay as much as twice of the rent for the unexpired term to Party B.

4. In the event that either Party breaches any liability, commitment, guarantee or obligation under the Agreement, the defaulting Party shall pay the other party a penalty of 100,000 yuan. If such penalty does not cover the other party’s losses and damages, the breaching party shall be responsible for the other party’s losses.

5. Should Party A fail to perform its obligations of replacing, maintenance, examination and repair stipulated in the Agreement which failure adversely impacts Party B’s normal operations, Party B may maintain, examine and repair by itself with all expenses incurred from such repair deducted from the rent expenses. Nonetheless, Party B shall not decrease the amount of rent due in the correlated invoice. In addition, Party B shall deliver the invoices for such repairing expenses to Party A.

6. Should either Party terminate the Agreement in advance, it shall notify the other party at least two months prior to such termination; in the event such termination has been initiated by either party with no legal or stipulated reason, it shall be responsible paying a breaching penalty equal to the amount of rent due for the period from the date of termination to the date on which the Agreement expires.

7. Should Party A breach the agreement under Item 5, 6 or 7 under Section 11 interrupting Party B’s normal operations, Party A shall be responsible for the defaulting liability and pay Party B a penalty equal to the total rent for the period from the breaching date to the expiration date of the Agreement.

SECTION 15   GOVERNING LAWS

This Agreement and all rights and obligation hereunder shall be governed according to the laws and rules of the People’s Republic of China.

SECTION 16   SETTLEMENT OF DISPUTES

Both sides shall settle the disputes arising from carrying out this agreement through consultation; should both parties fail to reach agreement, the parties shall report to the Tianjin Intermediate People's Court for arbitration.

SECTION 17   FORCE MAJEURE

1. Force majeure under this contract refers to any riot, civil strife, war, adjustments to governmental policies, rules, or earthquake, Act of God or other unpredictable, unavoidable or uncontrollable reason.

2. Should either party be influenced by an act of force majeure and be unable to perform its obligations under the contract, its liabilities and obligations shall be discontinued during the period of force majeure, and the term for such obligations shall be automatically extended until the end of the act of force majeure and such party shall be exempted from any related liabilities caused by the force majeure.

3. Either party that encounters force majeure shall be notify the other party in writing immediately and provide evidence indicating the duration of the force majeure within 30 days after the end of the accident.

4. In the events of any force majeure, either party shall negotiate immediately for the reasonable settlement and shall make all reasonable and fair effort to minimize the bad implications arising from the force majeure.

5. If the duration of the force majeure exceeds 120 days and neither party reaches a reasonable settlement, either party can terminate the contract without undertaking defaulting liabilities.

SECTION 18   MISCELLAEOUS

1. The contract shall not be revised or cancelled by either party unilaterally, and shall be revised or cancelled on the basis of negotiation and signing agreement in written form by both parties.

2. As an indispensable part of this contract, the exhibits have the same legal effect.

3. Regarding the clauses not mentioned in the contract, both parties shall enter into a supplemental agreement, which shall be an inalienable part of the contract with the same legal effect.

4. The agreement shall be in effect upon the authoritative representatives’ signatures with seal.

5. There are six duplicates of the contract and each party shall hold three with the same legal effect.

Exhibits.

1. Leasehold List: facilities and equipments, buildings and affiliated facilities list

2. A duplication of Party A’s Business Registration Certificate

3. A duplication of Party B’s Business Registration Certificate

4. A duplication of Party A’s Land Certificate

5. Blueprint of Party A’s Buildings

Party A: Tianjin Shunli Enterprise Co., Ltd.

Party B: Henan Zhongpin Food Share Co., Ltd.

Authorized Representative: /s/ Guo Li (Seal)

Authorized Representative: /s/ Xianfu Zhu (Seal)

Date: September 6, 2007